UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2025

Callan JMB Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42506	99-0931141
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Flightline Drive Spring Branch, Texas	78070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 438-0395

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CJMB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Material Definitive Agreement.

On February 4, 2025, Callan JMB Inc., a Nevada corporation (the “Company”), entered into an Underwriting Agreement with Alexander Capital L.P. (the “Representative”), as representative of the underwriters listed on Schedule 1 thereto (the “Underwriting Agreement”), relating to the Company’s initial public offering (the “Offering”) of 1,280,000 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an offering price of $4.00 per share.

The Company granted the underwriters a 45-day over-allotment option to purchase up to 192,000 shares of Common Stock at a price of $4.00 per share, which represents 15% of the number of Shares sold in the Offering, less the underwriting discount.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-1, as amended (File No. 333-282879), originally filed with the Securities and Exchange Commission (the “Commission”) on October 29, 2024 (the “Registration Statement”) and the final prospectus filed with the Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended. The Registration Statement was declared effective by the Commission on February 4, 2025. The Common Stock commenced trading on The Nasdaq Capital Market on February 5, 2025, under the symbol “CJMB”. The closing of the Offering took place on February 6, 2025.

The net proceeds to the Company from the Offering were approximately $4.1 million, after deducting underwriting discounts and commissions and the payment of other estimated offering expenses associated with the Offering that are payable by the Company. The Company paid the Representative an underwriting discount equal to 8.5% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.0% of the gross proceeds of the Offering. The Company also issued to the Representative a warrant (the “Representative’s Warrant”) to purchase up to 64,000 shares of Common Stock, which is equal to five percent (5%) of the Shares sold in the Offering, at an exercise price of $4.80 per share, which is equal to 120% of the offering price per Share. The Representative’s Warrant may be exercised beginning on August 6, 2025, until February 6, 2030.

On February 7, 2025, the Representative partially exercised the over-allotment option for an additional 163,569 Common Stock, generating net proceeds of approximately $592,000, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company, which closed on February 7, 2025 (“Partial Over-Allotment”). The Company additionally issued, to the Representative, Representative’s Warrant to purchase up to 8,179 shares of Common Stock, which is equal to five percent (5%) of the Shares sold in the Partial Over-Allotment, at an exercise price of $4.80 per share, which is equal to 120% of the offering price per Share.

The Company intends to use the net proceeds from the Offering and Partial Over-Allotment primarily for sales support, marketing expenses, customer expansion and general corporate purposes, including working capital.

The Company, and its officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into or exercisable or exchangeable for shares of Common Stock until February 4, 2026, without the prior written consent of the Representative.

The Underwriting Agreement contains customary representations and warranties that the parties thereto made to, and solely for the benefit of, the other party in the context of all of the terms and conditions of that Underwriting Agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement and schedules and exhibits thereto, including the representations and warranties contained therein respectively, are not for the benefit of any party other than the parties to such documents and agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission. A form of the Underwriting Agreement was previously filed as an exhibit to the Registration Statement. The description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the final, executed Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A form of the Representative’s Warrant was previously filed as an exhibit to the Registration Statement. The description of the Representative’s Warrant is qualified in its entirety by reference to the full text of the final, executed Representative’s Warrant, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2025, the Company appointed three directors (the “New Directors”) to its board of directors (the “Board of Directors”). The New Directors are Liberty Duke, Mark Meller and Gerald Dial. Each of the New Directors has been appointed a member of the Company’s Audit, Compensation and Nominating and Corporate Governance committees. Mr. Meller has been appointed Chair of the Audit Committee, Ms. Duke has been appointed Chair of the Compensation Committee and Mr. Dial has been appointed Chair of the Nominating and Corporate Governance Committee. Each of the New Directors meets the requirements for independence under the Nasdaq listing standards and the SEC rules and regulations. None of the New Directors is party to any arrangement or understanding with any persons pursuant to which they were appointed as directors, nor party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Item 8.01. Other Events.

On February 4, 2025, the Company issued a press release announcing that it had priced the underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 6, 2025, the Company issued a press release announcing that it had closed its underwritten public offering described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 7, 2025, the Company issued a press release announcing the closing of the Partial Over-Allotment, described in Item 1.01 of this Current Report on Form 8-K. The Company’s press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated as of February 4, 2025, by and between the Company and Alexander Capital L.P.
4.1	Representative’s Warrant dated as of February 6, 2025, issued by the Company to Alexander Capital L.P.
99.1	Press Release of the Company dated as of February 4, 2025.
99.2	Press Release of the Company dated as of February 6, 2025.
99.3	Press Release of the Company dated as of February 7, 2025.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2025	Callan JMB Inc.

	By:	/s/ Wayne Williams
	Name:	Wayne Williams
	Title:	Chief Executive Officer